UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ZW DATA ACTION TECHNOLOGIES INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ZW DATA ACTION TECHNOLOGIES INC.

8/F. 29 Des Voeux Road Central, Central,

Hong Kong Special Administrative Region of the People’s Republic of China

_______________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held on December 19, 2025

_______________

TO THE STOCKHOLDERS OF ZW DATA ACTION TECHNOLOGIES INC.:

The Special Meeting of the stockholders of ZW Data Action Technologies Inc., a Nevada corporation (the “Company”), will be held on December 19, 2025, at 10:00 a.m., local time, at 8/F. 29 Des Voeux Road Central, Central, Hong Kong Special Administrative Region of the People’s Republic of China, for the following purposes:

1.	To amend the Company’s articles of incorporation, as amended, to increase the number of the Company’s authorized shares of common stock from 12,500,000 to 200,000,000 (Proposal 1); and

2.	To transact any other business as may properly be presented at the Special Meeting or any adjournment thereof.

A proxy statement, providing information, and a form of proxy to vote, with respect to the foregoing matters accompany this notice.

By Order of the Board of Directors,
Handong Cheng
Chairman of the Board, Chief Executive Officer, Acting Chief Financial Officer and President

Dated:          , 2025

Important Notice Regarding Availability of Proxy Materials for the Stockholders Meeting
To Be Held on December 19, 2025.

The Proxy Statement is available at the Company’s website, www.zdat.com.

IMPORTANT

Whether or not you expect to attend the Special Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope. If you grant a proxy, you may revoke it at any time prior to the Special Meeting, vote a subsequent proxy, or vote in person at the Special Meeting.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares with respect to Proposal 1, unless you direct the nominee holder how to vote, by marking your proxy card.

ZW DATA ACTION TECHNOLOGIES INC.

8/F. 29 Des Voeux Road Central, Central,

Hong Kong Special Administrative Region of the People’s Republic of China

_______________

PROXY STATEMENT

for

Special Meeting of Stockholders
to be held on December 19, 2025

PROXY SOLICITATION

ZW Data Action Technologies Inc., a Nevada corporation (the “Company”) is soliciting proxies on behalf of the Board of Directors of the Company (the “Board”) in connection with the Special Meeting of stockholders on December 19, 2025 and at any adjournment thereof. The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy, and any additional material that may be furnished to stockholders. Proxies also may be solicited through the mails or direct communication with certain stockholders or their representatives by the Company’s officers, directors, or employees, who will receive no additional compensation therefor.

, 2025 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, and Voting Rights

As of November 20, 2025, the record date for the meeting, the Company had outstanding 3,268,429 shares of common stock, par value $0.001 per share (the “Common Stock”) being the class of stock entitled to vote at the meeting. Each share of Common Stock entitles its holder to one vote.

Procedures for Voting or Revoking Proxies

You may vote your proxy by completing, dating, signing, and mailing the accompanying form of proxy in the return envelope provided. The persons authorized by any of those means to vote your shares will vote them as you specify or, in absence of your specification, as stated on the form of proxy. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Special Meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion. You may revoke any proxy by notifying the Company in writing at the above address, ATTN: Secretary, or by voting a subsequent proxy or in person at the meeting.

Proposal One. To be approved, the proposal regarding the Company's proposed increase in number of the Company’s authorized shares of Common Stock must receive the affirmative vote of the majority of issued and outstanding shares of Common Stock. Proposal One is considered a "non-routine" matter under NASDAQ rules, and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal One or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Special Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal One.

Attending the Meeting

You may obtain directions to the meeting at www.zdat.com or by writing to the Company at the above address, ATTN: Secretary. If you attend the meeting, you may vote there in person, regardless of whether you have voted by any of the other means mentioned in the preceding paragraph.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock, as of the record date of the meeting, by each of the Company’s directors and executive officers; all executive officers and directors as a group, and each person known to the Company to own beneficially more than 5% of Company’s Common Stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

	Common Stock
Name of Beneficial Owner (1)	Number of Shares**	Percent of Class (2)
Handong Cheng (3)(5)	276,774	8.47%
George Kai Chu (6)	95,833	2.93%
Zhiqing Chen (7)	3,500	*
Chang Qiu (8)	22,500	*
Chung Wang Yiu (Ron)	—	—
Fernando Chen I-Ting	—	—
Justin Tam	—	—
All Directors and Executive Officers as a Group (7 persons)	398,607	12.20%
Rise King Investments Limited (3)(4)	147,099	4.50%
Zhige Zhang (3)(9)	148,264	4.54%
Xuanfu Liu (3)(10)	149,599	4.58%

* Less than one percent.

** The number of shares was restated to reflect the retrospective effect of the 1-for-4 reverse stock split on September 30, 2024.

(1) The address of each director and executive officer is c/o ZW Data Action Technologies Inc., 8/F. 29 Des Voeux Road Central, Central, Hong Kong Special Administrative Region of the People’s Republic of China.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities anticipated to be exercisable or convertible at or within 60 days of the record date, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are anticipated to be beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(3) Rise King Investments Limited (“Rise King”) is collectively owned by Handong Cheng, Xuanfu Liu and Zhige Zhang. As a result, Mr. Cheng, Mr. Liu and Mr. Zhang may be deemed to be beneficial owners of the shares of our common stock held by Rise King. Each of Mr. Cheng, Mr. Liu and Mr. Zhang disclaim such beneficial ownership, and nothing herein shall be deemed to be an admission that Mr. Cheng, Mr. Liu or Mr. Zhang is the beneficial owner of any such shares for any purpose. Information regarding this beneficial owner is furnished in reliance upon the Form 4, dated August 18, 2015.

(4) The business address of Rise King Investments Limited is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands. Information regarding this beneficial owner is furnished in reliance upon the Schedule 13D, dated July 6, 2009.

(5) Consists of (i) 147,099 shares of Common Stock owned by Rise King and which are deemed to be beneficially owned by Mr. Cheng; and (ii) 129,675 shares of Common Stock owned directly by Mr. Cheng.

(6) Consists of (1) 89,606 shares of Common Stock owned by Marvel Investment Limited, which is owned and controlled by Mr. Chu; and (ii) 6,227 shares of Common Stock owned directly by Mr. Chu.

(7) Consists of 3,500 shares of Common Stock.

(8) Consists of 22,500 shares of Common Stock.

(9) Consists of (i) 147,099 shares of Common Stock beneficially owned by Rise King and which are deemed to be beneficially owned by Mr. Zhang; and (ii) 1,165 shares of Common Stock owned directly by Mr. Zhang. The address of Mr. Zhang is 27th Floor, Yingdu Plaza, No. Jia 48, Zhichunlu, Haidian District, Beijing, PRC 100086.

(10) Consists of (i) 147,099 shares of Common Stock beneficially owned by Rise King and which are deemed to be beneficially owned by Mr. Liu; and (ii) 2,500 shares of Common Stock owned directly by Mr. Liu. The address of Mr. Liu is Building 6, Block 3, Hanwei Guoji Guangchang Zhongguancun Kejiyuan Fengtaiyuan, Fengtai District, Beijing, PRC 100070.

Description of Securities

As of the record date of this meeting, our authorized capital stock consists of 32,500,000 shares, consisting of 12,500,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share. Pursuant to our articles of incorporation, our board of directors has the authority to provide for the issuance, in one or more series, of our authorized preferred stock and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of our preferred stock. None of our preferred stock is currently outstanding. As of the record date of this meeting, we had 3,268,429 shares of common stock issued and outstanding.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2024, our 2024 Equity Incentive Plan was in effect.

The following table provides information as of December 31, 2024 about our equity compensation plan and arrangements:

Plan category	Number of securities to be issued upon exercise of outstanding options and restricted stock units	Weighted- average exercise price of outstanding options, and restricted stock units	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	$—	400,000
Equity compensation plans not approved by security holders	—	—
Total	—	$—	400,000

 PROPOSAL 1

APPROVAL OF THE INCREASE IN NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

General

The Board has approved an amendment, or the Authorized Shares Amendment, to the Company’s Articles of Incorporation, as amended, or the Articles of Incorporation, to increase the number of authorized shares of Common Stock, par value $0.001 per share, from 12,500,000 to 200,000,000. The Authorized Shares Amendment will not change the number of authorized shares of preferred stock, which currently consists of 20,000,000 shares of preferred stock, par value $0.001 per share.

The additional shares of Common Stock authorized for issuance by the Authorized Shares Amendment would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the Common Stock presently issued and outstanding. The full text of the proposed Authorized Shares Amendment is attached to this Proxy Statement as Appendix A. However, the text of the Authorized Shares Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Nevada and as deemed necessary and advisable to effect the Authorized Shares Amendment.

Provided the stockholders approve the Authorized Shares Amendment, the increased number of shares would be authorized for issuance, but would remain unissued until a Board-approved issuance of such shares.

Adoption of the Authorized Shares Amendment would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of our Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock, to the extent that any additional shares of Common Stock are ultimately issued out of the increase in authorized shares proposed in the Authorized Shares Amendment.

If the proposed Authorized Shares Amendment is approved by the requisite vote of the stockholders, it will become effective upon the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The Board reserves its right to elect not to proceed with and abandon the Authorized Shares Amendment if it determines, in its sole discretion at any time, that this proposal is no longer in the best interests of our stockholders.

If we fail to obtain stockholder approval of this proposal at the Special Meeting, we intend to continue to seek to obtain stockholder approval at each subsequent annual meeting of stockholders and/or special meetings of stockholders until such approval has been obtained and we will incur the costs associated therewith.

Background; Purposes and Effects of the Authorized Shares Amendment

The Board believes it is in the best interest of the Company and our stockholders to increase the number of authorized shares of our capital stock in order to give the Company greater flexibility in considering and planning for future general corporate needs, including, but not limited to, stock dividends, grants under equity compensation plans, stock splits, financings, potential strategic transactions, as well as other general corporate transactions. The Board believes that additional authorized shares of capital stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of additional shares of capital stock from the additional shares to be authorized herein. The authorized but unissued shares will only be issued at the direction of the Board, and upon separate shareholder approval if and as required by applicable law.

There are currently 12,500,000 authorized shares of Common Stock.  As of the Record Date, there were, (i) 3,268,429 shares of our Common Stock issued and outstanding; (ii) 400,000 shares of our Common Stock reserved for issuance under our 2024 Omnibus Equity Incentive Plan, leaving a balance of 8,831,571 shares of our Common Stock available for issuance. In addition, no shares of our preferred stock are issued and outstanding leaving a balance of 20,000,000 shares that are authorized but unissued. There are currently no shares of our preferred stock reserved for issuance.

If our stockholders do not approve the Authorized Shares Amendment in this Proposal 1, we may not have enough authorized shares to meet our needs in connection with future financings or strategic transactions and properly incentivizing our key personnel.  The Board is recommending the proposed increase in the authorized number of shares of Common Stock to provide the Company with appropriate flexibility to issue additional shares in the future on a timely basis if such need arises in connection with potential financings, business combinations or other corporate purposes. Approval of the Authorized Shares Amendment could enable the Company to take advantage of market conditions, the availability of more favorable financing, and opportunities for business combinations and other strategic transactions, without the potential delay and expense associated with convening a special stockholders’ meeting.

Our success also depends in part on our continued ability to attract, retain and motivate highly qualified management and key personnel. If this proposal is not approved by our stockholders, the lack of unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations or partnerships, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

The proposed increase in the number of authorized shares of Common Stock will not, by itself, have an immediate dilutive effect on our current stockholders. However, if this proposal is approved, unless otherwise required by applicable law or stock exchange rules, the Board will be able to issue the additional shares of Common Stock from time to time in its discretion without further action or authorization by the stockholders. The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including capital raising transactions of equity or convertible debt securities, the establishment of collaborations or other strategic agreements, stock splits, stock dividends, issuance under current or future equity incentive plans, future acquisitions, investment opportunities, or for other corporate purposes. The future issuance of additional shares of Common Stock or securities convertible into our Common Stock may occur at times or under circumstances that could result in a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of the present holders of our Common Stock, some of whom have preemptive rights to subscribe for additional shares that we may issue.

Potential Anti-Takeover Effect

An increase in the number of authorized but unissued shares of Common Stock relative to the number of outstanding shares of Common Stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the Authorized Shares Amendment might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue Common Stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional Common Stock would dilute the voting power of the Common Stock then outstanding. Our Common Stock could also be issued to purchasers who would support the Board in opposing a takeover bid which our board determines not to be in our best interests and those of our stockholders. In addition to the Authorized Shares Amendment, the Company’s Articles of Incorporation and Bylaws also include other provisions that may have an anti-takeover effect. These provisions, among other things, permit the Board to issue preferred stock with rights senior to those of the Common Stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by the Board and some of our officers, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporation actions and may delay or discourage a change in control. The Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the Authorized Shares Amendment is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.

Appraisal Rights

Pursuant to the Nevada Revised Statutes, shareholders are not entitled to appraisal rights with respect to the Authorized Shares Amendment.

Vote Required

Approval of Proposal 1 requires the affirmative vote of a majority of the issued and outstanding shares of our Common Stock on the Record Date. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have the same effect as a negative vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK PROPOSAL.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote, by marking your proxy card or by following the instructions on the proxy card to vote.

Important Notice Regarding Delivery of Stockholder Documents

If your shares are held in street name, your broker, bank, custodian, or other nominee holder may deliver only one copy of this proxy statement to stockholders to multiple stockholders sharing an address, absent contrary instructions from one or more of the stockholders. The Company will deliver a separate copy of the proxy materials to a stockholder at a shared address to which a single copy was delivered, upon written or oral request, to Mr. Handong Cheng, Chief Executive Officer, ZW Data Action Technologies Inc., 8/F. 29 Des Voeux Road Central, Central, Hong Kong, telephone number +852 2669-8078. Stockholders sharing an address and receiving multiple copies of the proxy materials who wish to receive a single copy should contact their broker, bank, custodian or other nominee holder.

Other Matters to Be Presented at the Special Meeting

The Company is not aware any matter to be presented for action at the Special Meeting, except as discussed in this proxy statement. The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Special Meeting.

By Order of the Board of Directors,
Handong Cheng
Chairman of the Board, Chief Executive Officer, Acting Chief Financial Officer and President

Appendix A

Form of the Authorized Shares Amendment

The proposed amendment (the “Authorized Shares Amendment”) would amend and restate Article Three of our Articles of Incorporation, as amended, to read in its entirety as follows:

ARTICLE 3 Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 220,000,000, consisting of (i) 200,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (ii) 20,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
ZW DATA ACTION TECHNOLOGIES INC.

TO BE HELD ON DECEMBER 19, 2025

Unless otherwise specified, this proxy will be voted FOR Proposal 1. The Board of Directors recommends a vote FOR Proposal 1.

1.	APPROVAL OF THE INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

☐	FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date:          , 2025

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ZW Data Action Technologies Inc.

Special Meeting of Stockholders

December 19, 2025

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders
To Be Held on December 19, 2025

The undersigned, hereby appoints George Kai Chu, Director, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $0.001 per share, of ZW Data Action Technologies Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Special Meeting of the Stockholders of the Company to be held on December 19, 2025 at 10:00 a.m., Hong Kong time, at the offices of 8/F. 29 Des Voeux Road Central, Central, Hong Kong, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, a copy of which has been received by the undersigned. Materials are also available on www.zdat.com. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR Proposal 1, and in the case of other matters that legally come before the meeting, as said proxy(s) may deem advisable.

Please check here if you plan to attend the Special Meeting of Stockholders on December 19, 2025, at 10:00 a.m. (Local Time). ☐

(Continued and to be signed on Reverse Side)